UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2007
_______________________

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྑ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

Amendment to the Supplemental Executive Retirement Plan

On September 19, 2007, the Board of Directors of Sysco Corporation (“SYSCO” or the “Company”), upon recommendation of the Compensation Committee, adopted the Third Amendment to the Sixth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan (as previously amended, the “SERP”). Effective July 1, 2008, the amendment changed the definition under the SERP of “Eligible Earnings” (which is one of the variables used to determine the amount of a participant’s benefit under the SERP) to exclude bonuses received pursuant to the 2006 Supplemental Performance Based Bonus Plan (the “Supplemental Plan”) for the 2008 fiscal year and all subsequent fiscal years. Each of the following executive officers (the “Named Executive Officers”), currently participates in the SERP and the 2006 Supplemental Performance Based Bonus Plan, except that neither Mr. Stubblefield, who retired on June 30, 2007, nor Mr. Accardi, who has announced his retirement effective as of December 31, 2007, currently participates in the Supplemental Plan:

Named Executive Officers:

Name	Title
Richard J. Schnieders	Chairman of the Board and Chief Executive Officer
Kenneth F. Spitler	President and Chief Operating Officer
John K. Stubblefield, Jr.	Retired Executive Vice President, Finance and Chief Financial Officer
William J. Delaney	Executive Vice President and Chief Financial Officer
Larry J. Accardi	Executive Vice President, Sales
Larry G. Pulliam	Executive Vice President, Global Sourcing and Supply Chain

Set forth below is a brief description of the terms and conditions of the SERP.

The Company offers the SERP to approximately 190 eligible executives, as of the end of fiscal 2007, to provide for retirement benefits beyond the amounts available under SYSCO’s various broad-based US and Canadian pension plans. The SERP is an unsecured obligation of SYSCO and is not qualified for tax purposes.

In general, the SERP is designed to provide a monthly benefit equal to 50% of the executive’s final average compensation , which is the executive’s average monthly “Eligible Earnings” (described below) from SYSCO for the highest sixty of the last one-hundred and twenty months prior to retirement offset by “other retirement benefits” and provided that the executive has at least 20 years of SYSCO service, including service with an acquired company, and is 100% vested. “Other retirement benefits” include Social Security, benefits from the SYSCO Corporation Retirement Plan, employer-provided benefits from SYSCO’s 401(k) plan, and similar qualified plans of acquired companies. SYSCO reduces the monthly benefit by 5% per year for service less than 20 years. Employees are generally not eligible for benefits if they leave the company prior to age 55.

Vesting in the SERP is based upon age, Management Incentive Plan participation service and SYSCO service. Upon the occurrence of a change of control, SERP participants will become 100% vested in their accrued benefits under the SERP. They will also become 100% vested in any SERP benefit that accrues after the date of the change of control.

The SERP benefit is payable as a monthly life annuity with a guaranteed minimum period of 10 years if the participant is not married at the time payments commence. If the participant is married at the time payments commence, the participant is entitled to a month annuity for life with a guaranteed minimum period of 10 years, and generally, on the participant’s death, the spouse is entitled to receive a monthly annuity for life with each payment equal to two-thirds of each payment made to the participant.

Elements of Compensation included in Eligible Earnings - Compensation included in the SERP’s benefit calculation for the Named Executive Officers is generally base pay, cash bonuses under the Management Incentive Plan and - prior to the amendment reported in this Form 8-K - bonuses paid pursuant to the 2006 Supplemental Performance Based Bonus Plan and its predecessor. As noted above, following the current amendment the calculation will exclude bonuses received pursuant to the 2006 Supplemental Performance Based Bonus Plan for the 2008 fiscal year and all subsequent fiscal years. See also “Minimum Benefits” below.

Minimum Benefits - Due to changes in the SERP adopted in March 2006, certain executives have protected benefits based on prior plan provisions. The protected benefit includes vesting provisions that are generally less generous, and an Eligible Earnings definition that includes as an additional component stock matches under the 2005 Management Incentive Plan and predecessor plans, but excludes bonuses under the 2006 Supplemental Performance Based Bonus Plan and its predecessor. Messrs. Schnieders, Stubblefield, Spitler and Accardi are protected participants, although for the 2007 fiscal year, the protected benefit is lower than the normal calculation.

Policy with Regard to Extra Years of Credited Service - Generally, SYSCO does not award extra years of credited service under the SERP. However, in certain cases, the Company may award extra service and/or age to accelerate vesting. Messrs. Schnieders, Spitler, and Pulliam have not been awarded additional age or service for any purpose under the SERP. As previously disclosed, Mr. Stubblefield was awarded an additional 1.5 years of participation service as of the fiscal year ending 2007, increasing his vested percentage to 85% from 60%, and Mr. Accardi has been awarded one year of additional Management Incentive Plan participation service, resulting in his becoming 90% vested in his accrued benefits under the SERP on his anticipated retirement date of December 31, 2007 if he remains in our employ through that date.

Grant of Units Under 2004 Long-Term Incentive Cash Plan

On September 18, 2007, the Compensation Committee of the Company’s Board of Directors granted performance units to each of the Named Executive Officers, other than Messrs. Stubblefield and Accardi, under the 2004 Mid-Term Incentive Plan (the “Mid-Term Plan”) for the performance period commencing July 1, 2007 and ending June 26, 2010. The name of the Mid-Term Plan, originally the 2004 Long-Term Incentive Cash Plan, was changed on May 11, 2007. A description of the terms and conditions of the Mid-Term Plan is contained on pages 40-43 of the Company’s proxy statement which was filed with the SEC on September 24, 2004 and is incorporated herein by reference.

The Named Executive Officers who received the grants will not be entitled to any bonus under the Mid-Term Plan unless certain performance criteria are met. The bonus opportunities for the fiscal 2008-2010 performance period are composed of two components, an earnings growth component (“Component A”) and a sales growth component (“Component B”).

A. Earnings Growth Component (Component A).

The Named Executive Officers who received grants will earn a bonus under this component without regard to whether a bonus is earned under Component B if the Company’s average annual increase in Basic Earnings Per Share during the period falls within a specified range. The average annual increase in Basic Earnings Per Share is calculated as follows:

1.
The Basic Earnings Per Share (“EPS”) for each of fiscal years 2008 through 2010 is calculated in accordance with U.S. GAAP. Bonus amounts awarded under the Company’s Management Incentive Plan and the Supplemental Performance Based Bonus Plan are not excluded from the calculation of Basic EPS, as they were with regard to awards for the fiscal 2007-2009 period.

2.
For each of the three fiscal years during the performance period, the annual percentage increase over the previous year is calculated by first calculating the difference between Basic EPS for that year and for the previous year, and then dividing that number by Basic EPS for the previous year.

3.	The average annual increase is calculated by first adding together the annual percentage increase for each of the three fiscal years and then dividing that sum by three.

The amount of any bonus earned under Component A will be calculated according to the following formula:

Number of Performance Units Granted to Participant	X	Unit Value	X	Applicable Percentage A	X	50%

B. Sales Growth Component (Component B).

The Named Executive Officers who received grants will earn a bonus under this component without regard to whether a bonus is earned under Component A if the Company’s average annual growth in sales during the period falls within a specified range. Sales is calculated in accordance with U.S. GAAP for this performance period, and it is not adjusted for inflation or deflation in the cost of goods as it was for the 2007-2009 and prior performance periods.

The amount of any bonus earned under Component B will be calculated according to the following formula:

Number of Performance Units Granted to Participant	X	Unit Value	X	Applicable Percentage B	X	50%

The “Unit Value” for the September 18, 2007 grants was set at $35. “Applicable Percentage A” ranges from 50% to 150%, depending upon the amount of the average annual increase in Basic EPS, if any. “Applicable Percentage B” ranges from 50% to 150%, depending upon the amount of the increase in average annual sales, if any.

Set forth below are the number of performance units awarded to each of the Named Executive Officers who received awards:

		Number of
Name	Title	Performance Units
Richard J. Schnieders	Chairman of the Board, Chief Executive Officer	112,000
Kenneth F. Spitler	President and Chief Operating Officer	45,000
William J. Delaney	Executive Vice President and Chief Financial Officer	12,000
Larry G. Pulliam	Executive Vice President, Global Sourcing and Supply Chain	12,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION

Date: September 24, 2007	By: /s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, General Counsel
and Corporate Secretary